Exhibit 10.1




                          SETTLEMENT & WAIVER AGREEMENT

         THIS SETTLEMENT & WAIVER AGREEMENT ("Agreement"), by and between Omega Holdings, Bahamas, Ltd., 201 Saffrey Square, P.O. Box N303, Bay Street and Bank Lane, Nassau, Bahamas ("Omega"), and Light Management Group, Inc., a Nevada corporation (the "Company"), (hereinafter collectively referred to as the "Parties"), is entered into this 1st day of March 2001, to settle the Company's $3.1 million debt to Omega.

                                    RECITALS

         A. Omega paid approximately US$3.1 million on or before September 1, 2000, which, when approximately 6% interest is computed through March 1, 2001, equals $3,200,000 (the "Debt");

         B. The Company desires to settle the Debt to Omega by issuing Omega shares of a newly created series of the Company's common stock.

                                    AGREEMENT

         NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

         1. The Company hereby agrees to repay the Debt by immediately issuing Omega two million seven hundred sixty-six thousand seven hundred ninety-eight (2,766,798) shares of Series A Preferred Stock (the "Preferred Shares").

         2. Omega agrees to waive and fully discharge the Debt upon the issuance of the Preferred Shares in Omega's name.

         3. The Company represents to Omega that no other shares of any series of preferred stock are currently outstanding.

         4. Omega and the Company agree that the execution of the above actions will cancel the Debt as heretofore is owed by the Company to Omega.

         IN WITNESSETH WHEREOF, the signatures below hereby evidence the Parties execution of and satisfaction with this Settlement Agreement.

Light Management Group, Inc.                     Omega Holdings, Bahamas, Ltd.


/s/ Donald Iwacha                                /s/ Cristina Santos
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Dr. Donald Iwacha, President                     Cristina Santos, Directors